Explanatory Note

Rayton Solar, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibits 2.1, 2.2, 2.3, 6.1, 6.2, 6.3 and 13.

PART III

INDEX TO EXHIBITS

1.	Issuer Agreement with StartEngine Crowdfunding Inc.*

2.1	Certificate of Incorporation

2.2	Amendment to Certificate of Incorporation

2.3	Bylaws

2.4	First Amendment to Amended and Restated Bylaws*

4.	Form of Subscription Agreement*

6.1	Joint Development Agreement dated as of August 11, 2014 by and between Phoenix Nuclear Laboratories, LLC and the Company

6.2	2014 Equity Incentive Plan

6.3	Convertible Promissory Note with ReGen America Inc.

8.	Form of Escrow Agreement with Provident Trust Group LLC*

11.	Consent of Auditing Accountant, dbbmckennon*

12.	Attorney opinion on legality of the offering*

13. 15.	“Test the waters” materials Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference)*

*Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on December 22, 2016.

Rayton Solar, Inc.

/s/ Andrew Yakub

By Andrew Yakub, Chief Executive Officer of Rayton Solar, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Andrew Yakub

Andrew Yakub, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Chairman of the Board of Directors

Date: December 22, 2016

/s/ James Rosenzweig

James Rosenzweig, Director

Date: December 22, 2016

/s/ Mark Goorsky

Mark Goorsky, Director

Date: December 22, 2016